UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Merck & Co., Inc.
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This filing consists of an email message from Adam Schechter, President, Global Pharmaceuticals, and lead of the Merck & Co., Inc. (“Merck”) Integration Office, to Merck employees, dated March 18, 2009 (also made available on Merck’s internal website on March 19, 2009), in connection with the proposed transaction between Merck and Schering-Plough Corporation.

Published in The Daily on March 19, 2009

Integration Message From Adam Schechter

Dear Colleagues,

The recent announcement of our plan to merge with long-term partner Schering-Plough is an exciting event in our company’s history. We now face the challenging work of planning for the integration of the two companies. I want to tell you about the Integration Team we are forming, the process the team will follow and what to expect in the coming months.

The Integration Process
Integrating two large companies is a substantial undertaking and one that will eventually touch every part of the combined organization. But at the same time, we have a business to run and commitments to deliver. That is why one of the principal goals of the integration is to bring our two companies together as quickly as we can, and to do so in a thoughtful, deliberate and collaborative manner.

To make sure this happens, we have outlined a four-phase integration process. The phases flow logically from one to the next, and are organized around the key activities and milestones that we need to achieve between now and the close of the transaction. We are approaching the integration in a way that will ensure we begin operating on Day 1 in the strongest of positions. While the integration of the two companies will take place after the transaction's close, it is imperative that we ready ourselves to immediately reap the benefits of our combined strengths once we are one company.

The First Phase — Mobilize — is where we are right now. We are building the teams that will lead the integration work and setting the targets the integration effort is designed to achieve. This phase will run through April 6, when we formally launch the integration teams staffed by Merck colleagues and their Schering-Plough counterparts.

In Phase Two — Plan — we will develop strategic plans for the integration of our companies in a way that ensures we increase the value inherent in the combination. We will do that through identification of enhanced revenue opportunities, financial and operational synergies and other means. We will also develop the specific plans we must follow to ensure we capture these opportunities.

In Phase Three — Lock-in — we will begin gaining approval of our implementation plans as well as the specific functional and divisional plans that we will put into effect on Day 1, the day when Merck and Schering-Plough become one company.

Finally, in Phase Four — Implement — we will start executing on our plans, first to start operating as one company and then to deliver value to our various stakeholders. It is during this phase that many of you will begin to see and feel what it is like to begin to do business as the new Merck.

These phases will occur at differing intervals over the next few months. Our goal is to close the transaction in the fourth quarter of this year.

The Integration Team
Developing the right road map for merging our two companies is critical. Of equal importance is forming the right team of professionals dedicated to this effort. The Merck Integration Management Office (IMO) is the governing body that will recommend and guide all major integration decisions. The Merck IMO will work closely with an integration team at Schering-Plough led by Brent Saunders (Senior Vice President and President, Schering-Plough Consumer Healthcare).

The IMO will consist of the following individuals:

Gary Rosenthal, Senior Vice President, GHH Finance, will be responsible for leading our efforts to capture the maximum value from the merger as well as managing the overall integration program and its associated risks. Gary will also lead coordination across those teams with integration responsibilities, ensuring we successfully manage our interdependent work.

Kristina DiPalo, HR Communications Leader, Global Communications, will lead communications for the integration, ensuring that we are communicating frequently, effectively and consistently across all our various internal and external stakeholder groups. She will coordinate this work closely with the Global Communications Leadership Team.

Melissa Manion, Divisional HR Leader, GHH, will oversee the organizational design of our combined company, playing a key role in the talent selection and retention process. She will also help ensure we are making the right choices about the direction of our corporate culture going forward. She will coordinate closely with the Human Resources Leadership Team.

In support of the IMO, and equally critical to the success of the integration, are the teams that will support the functions and divisions in merging their operations. Each of these groups will be responsible for managing important integration-related issues and plans in their areas of expertise and will coordinate and work with the IMO. These teams will be led by the following individuals:

●   Value Capture Team — Alex Nisita, Senior Director and GFTI Lead
●   IT/Shared Business Services Team — George Llado, Executive Director, Human Health Information Technology
●   Global Procurement — Mark Scheftel, Executive Director, Global Procurement
●   Facilities — Roger Humphrey, Executive Director, Facilities Management
●   Human Resources — David Howe, Divisional HR Leader, MMD
●   Finance — Jim Slyfield, Global Controller, Merck/Schering-Plough Partnership
●   Legal/Communications/Policy — Lauran D’Alessio, Managing Counsel, Corporate Development, Licensing & Joint Ventures
●   MRL — Linda Schaffer, Vice President, MRL Scientific Integration
●   MMD — Larry Naldi, Senior Vice President, Strategy & Integration
●   GHH — Jay Galeota, Senior Vice President & General Manager, Diabetes & Obesity, GHH
●   Animal Health and Consumer — Kyle Tattle, Executive Director, Strategy Development Group

These teams are charged with engaging their respective organizations during the integration process. All integration-related work done on a division or function level must be coordinated through them. [See chart.]

To address the need to coordinate decisions and plans around the world, we will rely on our Managing Directors to ensure we have comprehensive country and region-specific plans in place. We expect this coordination to occur toward the end of Phase Two, as we pull together our functional and divisional plans.

The Integration Team will be assisted at each level by counterparts from Schering-Plough who will ensure we become fluent in our merger partner’s business goals and objectives, as well as issues, as quickly and completely as possible.

Over time, we will reach out to many other employee experts within Merck and Schering-Plough as we proceed through the process, and as different issues and questions arise.

Moving Forward
While the Integration Team begins the process described above, the vast majority of you should remain focused on meeting our commitments and delivering great results for 2009.

As we move forward on this exciting journey, we are committed to communicating regularly and transparently. We will post our integration updates and information regularly online and will also answer your questions as fully as we can. For additional information outlining the integration process, click here.

I look forward to working with many of you in the months ahead and to our collective efforts in creating a new, global healthcare leader.

Sincerely,

Adam Schechter

This communication contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on Merck’s and Schering-Plough’s management’s current expectations and involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Merck and Schering-Plough undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements in this communication should be evaluated together with the many uncertainties that affect either companies’ business, particularly those mentioned in the risk factors and cautionary statements set forth in Item 1A of either companies’ annual reports on Form 10-K for the year ended December 31, 2008, in their respective quarterly reports on Form 10-Q and in their respective current reports on Form 8-K, including, the current report on Form 8-K filed by Merck on March 10, 2009, each of which is incorporated by reference.

These reports are available at www.merck.com and www.schering-plough.com.

In connection with the proposed transaction, Schering-Plough will file a registration statement, including a joint proxy statement of Merck and Schering-Plough, with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the registration statement and joint proxy statement (including all amendments and supplements to it) because they will contain important information. Investors may obtain free copies of the registration statement and joint proxy statement when they become available, as well as other filings containing information about Merck and Schering-Plough, without charge, at the SEC’s Internet web site (www.sec.gov). These documents may also be obtained for free from Schering-Plough’s Investor Relations web site (www.schering-plough.com) or by directing a request to Schering-Plough’s Investor Relations at (908) 298-7436. Copies of Merck’s filings may be obtained for free from Merck’s Investor Relations Web Site (www.merck.com) or by directing a request to Merck at Merck’s Office of the Secretary, (908) 423-1000.

Merck and Schering-Plough and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Merck and Schering-Plough shareholders in respect of the proposed transaction.

Information regarding Schering-Plough’s directors and executive officers is available in Schering-Plough’s proxy statement for its 2008 annual meeting of shareholders, filed with the SEC on April 23, 2008, and information regarding Merck’s directors and executive officers is available in Merck’s preliminary proxy statement for its 2009 annual meeting of stockholders, filed with the SEC on February 25, 2009. Additional information regarding the interests of such potential participants in the proposed transaction will be included in the registration statement and joint proxy statement filed with the SEC in connection with the proposed transaction.